ISSUER FREE WRITING PROSPECTUS NO. 1594ZZ Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated August 17, 2012 Deutsche Bank AG Performance Securities
Linked to a Basket of Currencies Relative to the U.S. Dollar due on or about August 28, 2013

Investment Description
The Performance Securities Linked to a Basket of Currencies Relative to the U.S. Dollar (the “securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of an equally weighted basket of currencies consisting of the Australian dollar (“AUD”), the Canadian dollar (“CAD”), the Norwegian krone (“NOK”) and the Swedish krona (“SEK”) (each, a “Basket Currency” and together, the “Basket”) relative to the U.S. dollar (the “Reference Currency”). If the Basket Return is positive, meaning that the Basket Currencies have, as a whole, strengthened against the U.S. dollar, Deutsche Bank AG will repay the Face Amount of the securities at maturity and pay a return equal to the Basket Return multiplied by the Participation Rate of 150.00%. If the Basket Return is zero, Deutsche Bank AG will repay the full Face Amount of the securities at maturity. If the Basket Return is negative, meaning that the Basket Currencies have, as a whole, weakened against the U.S. dollar, Deutsche Bank AG will repay less than the full Face Amount of the securities at maturity, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Basket Starting Level to the Basket Ending Level, but, in no case, will the Payment at Maturity be less than zero. The Spot Rate for each Basket Currency is expressed as units of the respective currency per one U.S. dollar.  Investing in the securities involves significant risks. You may lose some or all of your initial investment. Any payment on the securities is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Features	Key Dates1
❑     Participation in Positive Basket Return: If the Basket Return is positive, Deutsche Bank AG will repay the full Face Amount of the securities at maturity and pay a return equal to the Basket Return multiplied by the Participation Rate of 150.00%.
❑     Full Downside Market Exposure: If the Basket Return is negative, the Issuer will pay less than the full Face Amount of the securities at maturity, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Basket Return but, in no case, will the Payment at Maturity be less than zero. You might lose some or all of your initial investment. Any payment on the securities is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.
❑     Diversification Opportunity: The securities provide an opportunity to diversify your portfolio through exposure to the Basket Currencies, the performance of which will be measured by the Basket Return and the Currency Returns.
Trade Date Settlement Date Final Valuation Date2 Maturity Date2, 3 1Expected. 2See page 3 for additional details 3370 days from the Settlement Date	August 20, 2012 August 23, 2012 August 23, 2013 August 28, 2013

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 5 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering
We are offering Performance Securities Linked to a Basket of Currencies Relative to the U.S. Dollar. The return on the securities at maturity will depend upon the performance of the Basket Currencies relative to the U.S. dollar, as measured by the Basket Return and the Currency Returns. The securities are unsubordinated and unsecured obligations of Deutsche Bank AG and are offered at a minimum investment of 100 securities at the price to public described below. The Basket Currency Starting Level for each Basket Currency will be set on the Trade Date.

Basket Currencies	Currency Weighting	Reference Currency	Participation Rate	CUSIP/ ISIN
Australian dollar (“AUD”)	1/4	USD	150.00%	25154X 439 / US25154X4390
Canadian dollar (“CAD”)	1/4
Norwegian krone (“NOK”)	1/4
Swedish krona (“SEK”)	1/4
See “Additional Terms Specific to the Securities” in this free writing prospectus. The securities will have the terms specified in the prospectus dated September 29, 2009, the prospectus supplement dated September 29, 2009, product supplement ZZ dated September 29, 2009, and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement or product supplement ZZ. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public(1)	Max Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$10.00	$0.15	$9.85
Total	$	$	$
(1)
With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an issue price of $9.85 per security and will not receive a sales commission. For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with product supplement ZZ dated September 29, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement ZZ dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000119312509200317/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including the prospectus dated September 29, 2009, as supplemented by the prospectus supplement dated September 29, 2009, and the product supplement ZZ dated September 29, 2009) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest in the securities, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “securities” refers to the Deutsche Bank AG Performance Securities Linked to a Basket of Currencies Relative to the U.S. Dollar that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

All references to “Performance Securities,” “Basket Return” and “Currency Return” in this free writing prospectus shall be deemed to refer to “Securities,” “Performance” and “Performance,” respectively, as defined in the accompanying product supplement.

Investor Suitability

The securities may be suitable for you if, among other considerations:	The securities may not be suitable for you if, among other considerations:
♦    You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
♦    You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has similar downside market risk as the Basket.
♦    You seek an investment with a return linked to the performance of the Australian dollar, the Canadian dollar, the Norwegian krone and the Swedish krona, relative to the U.S. dollar, and you believe that the Basket Currencies will strengthen relative to the U.S. dollar over the term of the securities.
♦    You believe that the Basket will appreciate over the term of the securities and you are willing to invest in the securities based on the Participation Rate of 150.00%.
♦    You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.
♦    You do not seek current income from your investment.
♦    You are willing to hold the securities, which have a term of approximately 1 year, to maturity, and accept that there may be little or no secondary market for the securities.
♦    You are willing to assume the credit risk of Deutsche Bank AG for all payments under the securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you and could lose your entire investment.

♦    You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
♦    You require an investment designed to provide a full return of the Face Amount at maturity.
♦    You cannot tolerate the loss of any of your investment, and you are not willing to make an investment that has similar downside market risk as an investment in the Basket.
♦    You do not seek an investment with a return linked to the performance of the Australian dollar, the Canadian dollar, the Norwegian krone and the Swedish krona relative to the U.S. dollar, or you believe that the Basket Currencies will weaken relative to the U.S. dollar over the term of the securities.
♦    You are unwilling to invest in the securities based on the Participation Rate of 150.00%.
♦    You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.
♦    You seek current income from this investment.
♦    You are unable or unwilling to hold the securities, which have a term of approximately 1 year, to maturity, or you seek an investment for which there will be an active secondary market.
♦    You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the securities.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Basket Return	$10.00 per security for brokerage account investors; $9.85 per security for advisory account investors (both subject to a minimum purchase of 100 securities)
Face Amount	$10.00 per security. The Payment at Maturity will be based on the Face Amount.
Term	1 year
Trade Date1	August 20, 2012
Settlement Date1	August 23, 2012
Final Valuation Date1, 2	August 23, 2013
Maturity Date1, 2	August 28, 2013
Basket	Basket Currency	Currency Weighting
	Australian dollar (“AUD”)	1/4
	Canadian dollar (“CAD”)	1/4
	Norwegian krone (“NOK”)	1/4
	Swedish krona (“SEK”)	1/4
Participation Rate	150.00%
Payment at Maturity (per $10.00 security)
If the Basket Return is positive, Deutsche Bank AG will pay you a cash payment per $10.00 security that provides you with the Face Amount of $10.00 per security plus a return equal to the Basket Return multiplied by the Participation Rate, calculated as follows:

$10.00 + ($10.00 x Basket Return x Participation Rate) Due to the Currency Return formula below, the Basket Return is limited to 100% thereby limiting the return potential of the securities.
If the Basket Return is zero, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 security.

If the Basket Return is negative, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Basket Starting Level to the Basket Ending Level, calculated as follows:

the greater of (i) zero and (ii) $10.00 + ($10.00 x Basket Return)

In this scenario, you will lose 1.00% of the Face Amount for every 1.00% the Basket Ending Level is less than the Basket Starting Level. Accordingly, you will lose some or all of your initial investment. In no case will the Payment at Maturity be less than zero.

Basket Starting Level	Set equal to 100 on the Trade Date
Basket Ending Level	The Basket Ending Level will be calculated as follows:
100 x [1 + (AUD Return x 1/4) + (CAD Return x 1/4) + (NOK Return x 1/4) + (SEK Return x 1/4)
The AUD Return, CAD Return, NOK Return and SEK Return refer to the Currency Return for the Australian dollar, the Canadian dollar, the Norwegian krone, and the Swedish krona, respectively
Basket Return	The percentage change in the Basket from the Basket Starting Level to the Basket Ending Level, calculated as follows:
Basket Ending Level-Basket Starting Level Basket Starting Level
Currency Return	With respect to each Basket Currency, the percentage change in the relevant Basket Currency from the Basket Currency Starting Level to the Basket Currency Ending Level, calculated as follows:
Basket Currency Starting Level – Basket Currency Ending Level Basket Currency Starting Level

The Currency Return for each Basket may be positive, zero or negative. Because the Currency Return for each of the Basket Currencies is calculated pursuant to the formula above, the maximum possible Currency Return for each of the Basket Currencies, and as a result the maximum possible Basket Return, will equal 100%. There is no comparable limit on the negative performance of any Currency Return or the Basket Return. However, in no case will the Payment at Maturity be less than zero.

Basket Currency Starting Level	For each Basket Currency, the Spot Rate on the Trade Date
Basket Currency Ending Level	For each Basket Currency, the Spot Rate on the Final Valuation Date
Spot Rate
For each Basket Currency, the spot exchange rate for such currency against the U.S. dollar, as determined by the Calculation Agent by reference to the Spot Rate definitions set forth in this free writing prospectus under “Spot Rates.” The Spot Rate for each Basket Currency is expressed as units of the respective currency per one U.S. dollar.

No Interest Payments	We will not pay you interest during the term of the securities.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF DEUTSCHE BANK AG. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Basket Currency Starting Levels are determined. The Basket Starting Level is set to 100.

Maturity Date:
The Basket Currency Ending Levels are determined and the Currency Returns, the Basket Ending Levels, and the Basket Return are calculated.

If the Basket Return is positive, Deutsche Bank AG will pay you a cash payment per $10.00 security that provides you with the Face Amount of $10.00 per security plus a return equal to the Basket Return multiplied by the Participation Rate, calculated as follows:

$10.00 + ($10.00 x Basket Return x Participation Rate)

If the Basket Return is zero, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 security.

If the Basket Return is negative, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Basket Starting Level to the Basket Ending Level, calculated as follows:

the greater of (i) zero and (ii) $10.00 + ($10.00 x Basket Return)

In this scenario, you will lose 1.00% of the Face Amount for every 1.00% the Basket Ending Level is less than the Basket Starting Level. Accordingly, you will lose some or all of your initial investment. In no case will the Payment at Maturity be less than zero.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

How will the Basket Return be Calculated?

Your Payment at Maturity will depend on the Basket Return. The following steps are necessary to calculate the Basket Return:

Step 1: Calculate the Currency Return for each of the Basket Currencies.

The AUD Currency Return is the difference between the USD/AUD Basket Currency Starting Level and the USD/AUD Basket Currency Ending Level relative to the USD/AUD Basket Currency Starting Level, expressed as a percentage and calculated as follows:

AUD Currency Return =	USD/AUD Basket Currency Starting Level – USD/AUD Basket Currency Ending Level
USD/AUD Basket Currency Starting Level

An increase in the value of the Australian dollar relative to the U.S. dollar is expressed as an decrease in the USD/AUD spot rate.

The CAD Currency Return is the difference between the USD/CAD Basket Currency Starting Level and the USD/CAD Basket Currency Ending Level relative to the USD/CAD Basket Currency Starting Level, expressed as a percentage and calculated as follows:

CAD Currency Return =	USD/CAD Basket Currency Starting Level – USD/CAD Basket Currency Ending Level
USD/CAD Basket Currency Starting Level

An increase in the value of the Canadian dollar relative to the U.S. dollar is expressed as a decrease in the USD/CAD spot rate.

The NOK Currency Return is the difference between the USD/NOK Basket Currency Starting Level and the USD/NOK Basket Currency Ending Level relative to the USD/NOK Basket Currency Starting Level, expressed as a percentage and calculated as follows:

NOK Currency Return =	USD/NOK Basket Currency Starting Level – USD/NOK Basket Currency Ending Level
USD/NOK Basket Currency Starting Level

An increase in the value of the Norwegian krone relative to the U.S. dollar is expressed as a decrease in the USD/NOK spot rate.

The SEK Currency Return is the difference between the USD/SEK Basket Currency Starting Level and the USD/SEK Basket Currency Ending Level relative to the USD/SEK Basket Currency Starting Level, expressed as a percentage and calculated as follows:

SEK Currency Return =	USD/SEK Basket Currency Starting Level – USD/SEK Basket Currency Ending Level
USD/SEK Basket Currency Starting Level

An increase in the value of the Swedish krona relative to the U.S. dollar is expressed as a decrease in the USD/SEK spot rate.

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level will be calculated as follows:

100 × [1 + (AUD Return × 1/4) + (CAD Return × 1/4) + (NOK Return × 1/4) + (SEK Return × 1/4)]

Step 3: Calculate the Basket Return.

The Basket Return is equal to the percentage change in the Basket from the Basket Starting Level to the Basket Ending Level, calculated as follows:

Basket Ending Level – Basket Starting Level
Basket Starting Level

Key Risks

An investment in the securities involves significant risks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

♦
YOUR INVESTMENT IN THE SECURTIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The securities differ from ordinary debt securities in that Deutsche Bank AG is not necessarily required to repay the full Face Amount of securities. The return on the securities at maturity is linked to the performance of the Basket Currencies relative to the U.S. dollar and will depend on whether, and the extent to which, the Basket Return is positive or negative. If the Basket Ending Level is less than the Basket Starting Level, Deutsche Bank AG will pay you an amount at maturity that is less than your initial investment, resulting in a loss of 1.00% of the Face Amount of securities for each 1.00% decline in the Basket Ending Level as compared to the Basket Starting Level. Under these circumstances, you will lose some or all of the Face Amount in an amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Basket Starting Level to the Basket Ending Level, but, in no case, will the Payment at Maturity be less than zero. Any payment on the securities, including any repayment of the Face Amount of securities, is subject to the creditworthiness of Deutsche Bank AG.

♦
YOUR MAXIMUM POSSIBLE RETURN ON THE SECURITIES IS LIMITED BECAUSE THE MAXIMUM CURRENCY RETURN IS 100%, WHILE THERE IS NO COMPARABLE LIMIT ON NEGATIVE CURRENCY RETURNS — For each Basket Currency, because the Currency Return is calculated by dividing the difference between the Basket Currency Starting Level and the Basket Currency Ending Level by the Basket Currency Starting Level, the maximum Currency Return will equal 100%, resulting in a maximum possible Basket Return of 100%. Therefore, the return on the securities is capped to 100% multiplied by the Participation Rate of 150.00%.

♦
GAINS IN THE CURRENCY RETURN OF ONE OR MORE BASKET CURRENCIES MAY BE OFFSET BY LOSSES IN THE CURRENCY RETURN OF OTHER BASKET CURRENCIES — The securities are linked to the return of the Basket, which is composed of four currencies with equal weightings. The Basket Return will be based on the return of the Basket as a whole. Therefore, positive Currency Returns of one or more Basket Currencies may be offset, in whole or in part, by negative Currency Returns of one or more other Basket Currencies of equal or greater magnitude, which may result in an aggregate Basket Return equal to or less than zero. The return of the Basket is dependent on the Currency Return of each Basket Currency, which is in turn based upon the formulas set forth above. In addition, because the Currency Return is calculated in this manner, there is no limit on the negative performance of a Basket Currency or resulting negative performance of the Basket Return. Consequently, even if some of the Basket Currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be offset by a severe depreciation of any of the other Basket Currencies. However, in no case will the Payment at Maturity be less than zero.

♦
THE PARTICIPATION RATE APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY — You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Participation Rate or the securities themselves, and the return you realize may be less than the Basket Return even if such return is positive. You can receive the full benefit of the Participation Rate only if you hold your securities to maturity.

♦	THE SECURITIES DO NOT PAY COUPONS – Unlike ordinary debt securities, the securities do not pay coupons and do not guarantee any return of the initial investment at maturity.

♦
RISKS RELATING TO THE CREDIT OF THE ISSUER — The securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of the Face Amount of securities, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you might not receive any amounts owed to you under the terms of the securities and you could lose your entire investment.

♦
INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET CURRENCIES — You may receive a lower Payment at Maturity than you would have received if you had invested directly in the Basket Currencies. Additionally, the Basket Return is based on the Currency Return of each of the Basket Currencies, which is in turn based upon the formulas set forth above. The Currency Returns are dependent solely on such stated formula and not on any other formulas that could be used for calculating currency returns.

♦
CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk, market volatility and potential impact of actions taken by governments, which may include the regulation of exchange rates, foreign investment or particular transactions in foreign currency, the imposition of taxes, the issuance of currency to replace an existing currency or the evaluation or revaluation of a currency. These factors may affect the values of the Basket Currencies relative to the Reference Currency and the value of your securities in varying ways, and different factors may cause the values of the Basket Currencies and the volatility of their prices to move in inconsistent directions at inconsistent rates.

♦
LEGAL AND REGULATORY RISKS — Legal and regulatory changes could adversely affect currency rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to currency rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the return of the Basket Currencies and, consequently, the value of the securities.

♦
THE RECENT GLOBAL FINANCIAL CRISIS OR ANY FUTURE FINANCIAL CRISIS CAN BE EXPECTED TO HEIGHTEN CURRENCY EXCHANGE RISKS – In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others, with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the U. S. government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the Basket Currencies relative to the U.S. dollar.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the Basket Currencies and the value of the securities.

♦
IF THE LIQUIDITY OF THE BASKET CURRENCIES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date would likely have an adverse effect on the Basket Currency Ending Level for each Basket Currency, and therefore, on the return on your securities. Limited liquidity relating to any Basket Currency may also result in Deutsche Bank AG, London Branch, as calculation agent, being unable to determine the Basket Return using its normal means. The resulting discretion by the calculation agent in determining the Basket Return could, in turn, result in potential conflicts of interest.

♦
SUSPENSIONS OR DISRUPTIONS OF MARKET TRADING IN THE BASKET CURRENCIES MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The currency markets are subject to temporary distortions and disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. These circumstances could adversely affect the exchange rates of the Basket Currencies and, therefore, the value of the securities.

♦
THE PAYMENT FORMULA FOR THE SECURITIES WILL NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET CURRENCIES — Changes in the Basket Currencies during the term of the securities before the Final Valuation Date may not be reflected in the calculation of the Payment at Maturity. Generally, the calculation agent will calculate the Basket Return by measuring the percentage change from the Basket Starting Level to the Basket Ending Level, as set forth herein. The Basket Ending Level will be calculated using the sum of the weighted Currency Returns, as described above. The Currency Returns will be calculated only as of the Final Valuation Date. As a result, the Basket Return may be less than zero even if the Basket Currencies moved favorably at certain times during the term of the securities before moving to unfavorable levels on the Final Valuation Date.

♦
HISTORICAL RETURN OF THE BASKET CURRENCIES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE RETURN OF THE BASKET CURRENCIES DURING THE TERM OF THE SECURITIES — It is impossible to predict whether any of the Basket Currency Spot Rates will rise or fall. The Spot Rates will be influenced by complex and interrelated political, economic, financial and other factors.

♦
MARKET DISRUPTIONS MAY ADVERSELY AFFECT YOUR RETURN — The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from determining the Basket Return in the manner described herein, and calculating the amount that we are required to pay you upon maturity, or from properly hedging its obligations under the securities. These events may include disruptions or suspensions of trading in the markets as a whole or general inconvertibility or non-transferability of one or more currencies. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities or prevents the calculation agent from determining the Basket Return or Payment at Maturity in the ordinary manner, the calculation agent will determine the Basket Return or Payment at Maturity in good faith and in a commercially reasonable manner, and it is possible that the Final Valuation Date and the Maturity Date will be postponed, which may adversely affect the return on your securities. For example, if the source for the Spot Rate of a Basket Currency is not available on the Final Valuation Date, the calculation agent may determine the exchange rate for such date, and such determination may adversely affect the return on your securities.

♦
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity described in this free writing prospectus is based on the full Face Amount of securities, the Issue Price of the securities includes the cost of hedging our obligations under the securities through one or more of our affiliates as well as the agent’s commission applicable to brokerage account investors. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG (or its affiliates) will be willing to purchase securities from you, prior to maturity, in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale prior to the maturity date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

♦
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the securities in the secondary market but is not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities.

♦
ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — While we expect that, generally, the Spot Rates for the Basket Currencies on any day will affect the value of the securities more than any other single factor, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦   the expected volatility of the Basket Currencies and the U.S. dollar, as reference currency;

♦   the time remaining to maturity of the securities;

♦   the exchange rates and the volatility of the exchange rate between each Basket Currency and the U.S. dollar;

♦   interest rates and yields in the market generally and in the markets of the Basket Currencies and the U.S. dollar;

♦   a variety of economic, financial, political, regulatory or judicial events;

♦   supply and demand for the securities; and

♦   our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE FOREIGN EXCHANGE AND CURRENCY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our foreign currency exposure from the securities by entering into foreign exchange and currency derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Spot Rates and make it less likely that you will receive a positive return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Spot Rates on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue other securities or financial or derivative instruments with returns linked or related to changes in the Spot Rates of the Basket Currencies. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

♦
WE AND OUR AFFILIATES OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE BASKET RETURN TO WHICH THE SECURITIES ARE LINKED AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Basket Currencies to which the securities are linked.

♦
POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER AND THE CALCULATION AGENT FOR THE SECURITIES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities and the calculation agent for the securities. Deutsche Bank AG, London Branch carries out calculations necessary to calculate the Basket Return and maintains some discretion as to how such calculations are made, in particular if the Spot Rate for any Basket Currency is not available on the Final Valuation Date. In addition, the Issuer may hedge its obligations under the securities. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities or the return of the Basket Currencies.

♦
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN—There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities  are uncertain, and the IRS or a court might not agree with the treatment of the securities  as prepaid financial contracts that are not debt, as described below under “What Are the Tax Consequences of an Investment in the Securities?” Even if this treatment is respected, substantial uncertainties remain. For instance, you may not be permitted to make an election at the time of your investment to treat gain or loss on your securities as capital gain or loss. It is also possible that you will be required to mark your securities to market at the end of each tax year. In 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

In 2007, the IRS also released a revenue ruling holding that a financial instrument with some arguable similarity to the securities is properly treated as a debt instrument denominated in a foreign currency.  The securities are distinguishable in meaningful respects from the instrument described in the revenue ruling.  If, however, the reach of the revenue ruling were to be extended, it could materially and adversely affect the tax consequences of an investment in the securities for U.S. holders, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice and ruling), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Return Table and Examples
The following table and examples illustrate the hypothetical payment amounts at maturity per $10.00 Face Amount of securities for a hypothetical range of Basket Returns and reflect the Basket Starting Level of 100.00 and the Participation Rate of 150.00%. The following results are based solely on the hypothetical examples cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Basket Ending Level	Basket Return*	Payment at Maturity ($)	Total Return per $10.00 issue price (%)(1)	Total Return per $9.85 issue price (%)(2)
170.00	70.00%	$20.50	105.00%	108.12%
160.00	60.00%	$19.00	90.00%	92.89%
150.00	50.00%	$17.50	75.00%	77.66%
140.00	40.00%	$16.00	60.00%	62.44%
130.00	30.00%	$14.50	45.00%	47.21%
120.00	20.00%	$13.00	30.00%	31.98%
110.00	10.00%	$11.50	15.00%	16.75%
100.00	0.00%	$10.00	0.00%	1.52%
99.00	-1.00%	$9.90	-1.00%	0.51%
90.00	-10.00%	$9.00	-10.00%	-8.63%
80.00	-20.00%	$8.00	-20.00%	-18.78%
70.00	-30.00%	$7.00	-30.00%	-28.93%
60.00	-40.00%	$6.00	-40.00%	-39.09%
50.00	-50.00%	$5.00	-50.00%	-49.24%
40.00	-60.00%	$4.00	-60.00%	-59.39%
30.00	-70.00%	$3.00	-70.00%	-69.54%
20.00	-80.00%	$2.00	-80.00%	-79.70%
10.00	-90.00%	$1.00	-90.00%	-89.85%
0.00	-100.00%	$0.00	-100.00%	-100.00%
-10.00	-110.00%	$0.00	-100.00%	-100.00%
-20.00	-120.00%	$0.00	-100.00%	-100.00%
-30.00	-130.00%	$0.00	-100.00%	-100.00%
*           Because the Currency Return is calculated pursuant to the formula set forth in “Indicative Terms,” the maximum possible Currency Return for each Basket Currency, and as a result the maximum possible Basket Return, will equal 100%. There is no comparable limit on the negative performance of the Currency Return or the Basket Return. However, in no case will the Payment at Maturity be less than zero.

(1)           The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 Face Amount of securities to the issue price of $10 per security for all brokerage account investors.

(2)           The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 Face Amount of securities to the issue price of $9.85 per security, which is the issue price for investors in advisory accounts. See “Supplemental Plan of Distribution” on page 17 of this free writing prospectus.

Hypothetical Examples:

The following payment examples show scenarios for the Payment at Maturity of the securities, illustrating positive and negative Basket Returns and reflecting either correlated or offsetting returns in the different Basket Currencies. The following examples are, like the above, based on the Participation Rate of 150.00%, and hypothetical Basket Currency Starting Levels (the actual value of each of which will be determined on the Trade Date) and Basket Currency Ending Levels (which will be determined on the Final Valuation Date), for the Basket Currencies, and the resulting Basket Return. The hypothetical Basket Currency Starting Level and Basket Currency Ending Level values for the Basket Currencies have been chosen arbitrarily for the purpose of illustration only, and should not be taken as indicative of the future return of any Basket Currency. The numbers appearing in the table below have been rounded for ease of analysis.

Example 1:

The positive Currency Return of each of the Basket Currencies relative to the U.S. dollar results in a Basket Return of 40.00%.

Because the Basket Return is 40.00%, the Payment at Maturity is equal to $16.00 per $10.00 Face Amount of securities (a return of 60.00% for brokerage account investors and 62.44% for advisory account investors), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × 40.00% × 150.00%) = $16.00

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Basket Currrency Starting Level	Hypothetical Basket Currency Ending Level	Currency Return	Currency Weighting
AUD	0.9520	0.5712	40.00%	1/4
CAD	0.9893	0.5936	40.00%	1/4
NOK	5.9477	3.5686	40.00%	1/4
SEK	6.6812	4.0087	40.00%	1/4

Basket Ending Level = 100 × [1 + (40% × 1/4) + (40% × 1/4) +

(40% × 1/4) + (40% × 1/4)] = 140

Basket Return = (Basket Ending Level – Basket Starting Level) / Basket Starting Level

= (140 – 100)/100 = 0.40 = 40.00%

Example 2:

The negative Currency Return of AUD, CAD and NOK and the positive Currency Return of SEK relative to the U.S. dollar result in a Basket Return of -5.00%, and, therefore, a Payment at Maturity of $9.50 per $10.00 Face Amount of securities.

Because the Basket Return is -5.00%, the Payment at Maturity is equal to $9.50 per $10.00 Face Amount of securities (a return of -5.00% for brokerage account investors and -3.55% for advisory account investors).

Payment at Maturity = $10.00 + ($10.00 × -5.00%) = $9.50

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Basket Currrency Starting Level	Hypothetical Basket Currency Ending Level	Currency Return	Currency Weighting
AUD	0.9520	1.0472	-10.00%	1/4
CAD	0.9893	1.0882	-10.00%	1/4
NOK	5.9477	6.5425	-10.00%	1/4
SEK	6.6812	6.0131	10.00%	1/4

Basket Ending Level = 100 × [1 + (-10% × 1/4) + (-10% × 1/4) +

(-10% ×1/4) + (10% × 1/4)] = 95

Basket Return = (Basket Ending Level – Basket Starting Level) / Basket Starting Level

= (95 – 100)/100 = -0.05 = -5.00%

Example 3:

The negative Currency Return of SEK and the positive Currency Return of AUD, CAD and NOK relative to the U.S. dollar result in a Basket Return of -45.00%. Because the SEK depreciates significantly relative to the USD, its depreciation offsets the appreciation of AUD, CAD and NOK, resulting in a Payment at Maturity of $5.50 per $10.00 Face Amount of securities.

Because the Basket Return is -45.00%, the Payment at Maturity is equal to $5.50 per $10.00 Face Amount of securities (a return of -45.00% for brokerage account investors and -44.16% for advisory account investors), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × -45.00%) = $5.50

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Basket Currrency Starting Level	Hypothetical Basket Currency Ending Level	Currency Return	Currency Weighting
AUD	0.9520	0.7616	20.00%	1/4
CAD	0.9893	0.7914	20.00%	1/4
NOK	5.9477	4.7582	20.00%	1/4
SEK	6.6812	22.7161	-240.00%	1/4

Basket Ending Level = 100 × [1 + (20% × 1/4) + (20% × 1/4) +

(20% × 1/4) + (-240% × 1/4)] = 55

Basket Return = (Basket Ending Level – Basket Starting Level) / Basket Starting Level

= (55 – 100)/100 = -0.45 = -45.00%

Example 4:

The negative Currency Return of each of the Basket Currencies relative to the U.S. dollar results in a Basket Return of -25.00%, and, therefore, a Payment at Maturity of $7.50 per $10.00 Face Amount of securities.

Because the Basket Return is -25.00%, the Payment at Maturity is equal to $7.50 per $10.00 Face Amount of securities (a return of -25.00% for brokerage account investors and -23.86% for advisory account investors), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × -25.00%) = $7.50

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Basket Currrency Starting Level	Hypothetical Basket Currency Ending Level	Currency Return	Currency Weighting
AUD	0.9520	1.3328	-40.00%	1/4
CAD	0.9893	1.1872	-20.00%	1/4
NOK	5.9477	7.1372	-20.00%	1/4
SEK	6.6812	8.0174	-20.00%	1/4

Basket Ending Level = 100 × [1 + (-40% × 1/4) + (-20% × 1/4) + (-20% × 1/4) +

(-20% × 1/4)] = 75

Basket Return = (Basket Ending Level – Basket Starting Level) / Basket Starting Level

= (75 – 100)/100 = -0.25 = -25.00%

Example 5:

The negative Currency Return of each of the Basket Currencies relative to the U.S. dollar results in a Basket Return of -130.00%, and therefore, a Payment of Maturity of $0.00 per $10.00 Face Amount of securities (a 100% loss for both brokerage and advisory account investors).

Because the Basket Return is -130.00%, the Payment at Maturity will be $0.00, calculated as follows:

Payment at Maturity = the greater of (i) zero and (ii) $10.00 + ($10.00 × -130.00%) = the greater of (i) zero and (ii) -$3.00 = $0.00

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Basket Currrency Starting Level	Hypothetical Basket Currency Ending Level	Currency Return	Currency Weighting
AUD	0.9520	1.3328	-40.00%	1/4
CAD	0.9893	2.5722	-160.00%	1/4
NOK	5.9477	15.4640	-160.00%	1/4
SEK	6.6812	17.3711	-160.00%	1/4

Basket Ending Level = 100 × [1 + (-40% × 1/4) + (-160% × 1/4) + (-160% × 1/4) +

(-160% × 1/4)] = -30

Basket Return = (Basket Ending Level – Basket Starting Level) / Basket Starting Level

= (-30 – 100)/100 = -1.3 = -130.00%

Example 6:

The negative Currency Return of each of the Basket Currencies relative to the U.S. dollar results in a Basket Return of -1.00%, and, therefore, a Payment at Maturity of $9.90 per $10.00 Face Amount of securities.

Because the Basket Return is -1.00%, the Payment at Maturity is equal to $9.90 per $10.00 Face Amount of securities (a return of -1.00% for brokerage account investors and 0.51% for advisory account investors), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × -1.00%) = $9.90

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Basket Currrency Starting Level	Hypothetical Basket Currency Ending Level	Currency Return	Currency Weighting
AUD	0.9520	0.9615	-1.00%	1/4
CAD	0.9893	0.9992	-1.00%	1/4
NOK	5.9477	6.0072	-1.00%	1/4
SEK	6.6812	6.7480	-1.00%	1/4

Basket Ending Level = 100 × [1 + (-1% × 1/4) + (-1% × 1/4) + (-1% × 1/4) +

(-1% × 1/4)] = 99

Basket Return = (Basket Ending Level – Basket Starting Level) / Basket Starting Level

= (99 – 100)/100 = -0.1 = -1.00%

*           For an initial investment of $1,000, your Payment at Maturity should be multiplied by 100.

Spot Rates

The Spot Rate for the Australian dollar will be the reciprocal of the Australian dollar / U.S. dollar mid-spot rate at approximately 4:00 p.m. London time, which is expressed as the amount of U.S. dollars per one Australian dollar, for settlement in two business days, reported by the W.M. Company which appears on Reuters Page “WMRSPOT12” (or any successor page) on such date of calculation.

The Spot Rate for the Canadian dollar will be the U.S. dollar /Canadian dollar mid-spot rate at approximately 4:00 p.m. London time, expressed as the amount of Canadian dollars per one U.S. dollar, for settlement in two business days, reported by the W.M. Company which appears on Reuters Page “WMRSPOT09” (or any successor page) on such date of calculation.

The Spot Rate for the Norwegian krone will be the U.S. dollar / Norwegian krone mid-spot rate at approximately 4:00 p.m. London time, expressed as the amount of Norwegian kroner per one U.S. dollar, for settlement in two business days, reported by the W.M. Company which appears on Reuters Page “WMRSPOT05” (or any successor page) on such date of calculation.

The Spot Rate for the Swedish krona will be the U.S. dollar / Swedish krona mid-spot rate at approximately 4:00 p.m. London time, expressed as the amount of Swedish kronor per one U.S. dollar, for settlement in two business days, reported by the W.M. Company which appears on Reuters Page “WMRSPOT05” (or any successor page) on such date of calculation.

If any of the foregoing Spot Rates is unavailable (or is published in error), the Spot Rate for such Basket Currency shall be selected by the calculation agent in good faith and in a commercially reasonable manner.

Historical Information

The following charts show the hypothetical historical performance of the Basket as well as historical individual exchange rates for each of the Basket Currencies against the U.S. dollar. In each case, the charts use exchange rates that are based on Bloomberg end-of-day quotations for the period-end dates set forth in the following tables and not on the Spot Rates set forth above. The daily exchange rates published by Bloomberg may differ from the Spot Rates for the applicable Basket Currency. We will not use Bloomberg to determine the applicable Spot Rate for each of the Basket Currencies. For more information see “Spot Rates” in this free writing prospectus.

The first chart below shows the hypothetical historical performance of the Basket from January 31, 2002 through August 15, 2012, assuming that the Basket Ending Level on August 15, 2012 was 100 and each Basket Currency had a 25% weight in the Basket on that date. The hypothetical Basket Return is based on actual aggregated historical data of the Basket Currencies and the chart below is a reflection of this data. The charts following each Basket Currency’s exchange rate table set forth the historical exchange rate performance of each respective Basket Currency for the period from January 2, 2002 through August 15, 2012.

These historical data are for illustrative purposes only and are not indicative of the historical or future values of the Spot Rates or of the historical or future performance of the Basket. We cannot give you any assurance that the Basket Return will be greater than zero or that you will receive any positive return on your investment. You may lose some or all of your investment in the securities. Any historical upward or downward trend in the exchange rates set forth in the following charts during any period set forth below is not an indication that the Spot Rates or Basket Return is more or less likely to increase or decrease at any time during the term of the securities.

The decline of the exchange rate of any Basket Currency (meaning such Basket Currency strengthens relative to the U.S. dollar) will have a positive impact on the overall Basket Return. The increase of the exchange rate of any Basket Currency (meaning such Basket Currency weakens relative to the U.S. dollar) will have a negative impact on the overall Basket Return. Exchange rate movements in the Basket Currencies may not correlate with each other, and the decrease in the exchange rate (or strengthening) of one Basket Currency relative to the U.S. dollar may be moderated, offset or more than offset, by lesser decreases or an increase in the exchange rate (or weakening) of the other Basket Currencies relative to the U.S. dollar.

Past performance is not indicative of future performance

Australian Dollar
Historical High, Low and Period-End Exchange Rates
January 2, 2002 through August 15, 2012
(expressed as units of Australian dollars per U.S. dollar)

Australian Dollar	High	Low	Period End
2002	2.0024	1.7256	1.7801
2003	1.7844	1.3267	1.3298
2004	1.4741	1.2500	1.2817
2005	1.3823	1.2514	1.3617
2006	1.4252	1.2519	1.2682
2007	1.3029	1.0637	1.1427
2008	1.6644	1.0153	1.4232
2009	1.6002	1.0632	1.1125
2010	1.2397	0.9750	0.9772
2011	1.0652	0.9025	0.9796
2012 (through August 15, 2012)	1.0436	0.9211	0.9519

Past performance is not indicative of future performance

Canadian Dollar
Historical High, Low and Period-End Exchange Rates
January 2, 2002 through August 15, 2012
(expressed as units of Canadian dollars per U.S. dollar)

Canadian Dollar	High	Low	Period End
2002	1.6193	1.5035	1.5718
2003	1.5776	1.2840	1.2970
2004	1.4002	1.1718	1.2019
2005	1.2734	1.1428	1.1620
2006	1.1798	1.0930	1.1657
2007	1.1877	0.9058	0.9984
2008	1.3017	0.9712	1.2188
2009	1.3065	1.0207	1.0532
2010	1.0853	0.9926	0.9980
2011	1.0658	0.9407	1.0213
2012 (through August 15, 2012)	1.0447	0.9800	0.9893

Past performance is not indicative of future performance.

Norwegian Krone
Historical High, Low and Period-End Exchange Rates
January 2, 2002 through August 15, 2012
(expressed as units of Norwegian kroner per U.S. dollar)

Norwegian Krone	High	Low	Period End
2002	9.1445	6.9227	6.9370
2003	7.7148	6.6025	6.6652
2004	7.1860	6.0306	6.0805
2005	6.8232	6.0604	6.7442
2006	6.8626	5.9810	6.2356
2007	6.4989	5.2428	5.4372
2008	7.3145	4.9439	6.9538
2009	7.2969	5.5126	5.7935
2010	6.7281	5.5976	5.8218
2011	6.0417	5.2174	5.9751
2012 (through August 15, 2012)	6.1693	5.5303	5.9465

Past performance is not indicative of future performance.

Swedish Krona
Historical High, Low and Period-End Exchange Rates
January 2, 2002 through August 15, 2012
(expressed as units of Swedish kronor per U.S. dollar)

Swedish Krona	High	Low	Period End
2002	10.7675	8.6701	8.6903
2003	8.8197	7.1778	7.1892
2004	7.7837	6.5757	6.6559
2005	8.2849	6.6333	7.9386
2006	7.9855	6.7534	6.8485
2007	7.1359	6.2172	6.4704
2008	8.5286	5.8218	7.8347
2009	9.3309	6.7565	7.1609
2010	8.1372	6.4839	6.7114
2011	7.0254	5.9789	6.8872
2012 (through August 15, 2012)	7.3285	6.535	6.6804

Past performance is not indicative of future performance.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, it is more likely than not that the securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes. If this treatment is respected, you should not recognize taxable income or loss prior to the maturity or disposition of your securities. The IRS or a court may not agree with this treatment, however, in which case the tax consequences of ownership and disposition of your securities could be materially and adversely affected. The remainder of this discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Because of the application of certain rules relating to foreign currency instruments under Section 988 of the Internal Revenue Code (the “Code”), your gain or loss on the securities should be treated as ordinary income or loss unless before the close of the day on which you acquire your securities you make a valid election to treat such gain or loss as capital gain or loss pursuant to the applicable Treasury regulations. Our special tax counsel believes it is reasonable to treat the election under Section 988 as available and that there should be no adverse consequences as a result of having made a protective election under Section 988. However, because there is no direct legal authority addressing the availability of this election for instruments such as the securities, our special tax counsel is unable to conclude that it is more likely than not that the election is available.

To make this election, you must, in accordance with the detailed procedures set forth in the regulations under Section 988, either (a) clearly identify the securities on your books and records on the day you acquire them as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. Assuming the election is available, if you make a valid election before the close of the day on which you acquire your securities, your gain or loss on the securities should be capital gain or loss and should be long-term capital gain or loss if at the time of maturity or disposition you have held the securities for more than one year. The deductibility of capital losses is subject to limitations. In addition, if you do not make a valid election under Section 988, special reporting rules could apply if your ordinary losses under Section 988 exceed a specified threshold.

It is possible that the securities could be treated as “foreign currency contracts” under the mark-to-market regime of Section 1256 of the Code. If Section 1256 were to apply, you would be required to mark your securities to market at the end of each year (i.e., recognize income or loss as if the securities  had been sold for fair market value).  Under this treatment, if applicable, gain or loss recognized on marking the securities to market and on maturity or disposition of the securities would be ordinary in character absent a valid election under Section 988 to treat gain or loss on the securities  as capital.  Assuming the election is available and a valid election is made, gain or loss recognized on marking the securities to market and on maturity or disposition of the securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you held your securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether holders of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

In 2007, the IRS also released a revenue ruling holding that a financial instrument with some arguable similarity to the securities is properly treated as a debt instrument denominated in a foreign currency.  The securities are distinguishable in meaningful respects from the instrument described in the revenue ruling.  If, however, the reach of the revenue ruling were to be extended, it could materially and adversely affect the tax consequences of an investment in the securities for U.S. holders, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including the availability of the election under Section 988, possible alternative treatments and the issues presented by the 2007 notice and ruling), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.15 per $10.00 Face Amount of securities. We will agree that UBS Financial Services Inc. may sell all or part of the securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the securities, minus a concession not to exceed the discounts and commissions indicated on the cover for distribution of the securities to brokerage accounts. The price to the public for all purchases of securities in brokerage accounts is $10.00 per security. With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an issue price of $9.85 per security and will not receive a sales commission. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc. (FINRA) , DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.